Exhibit 10.2

June 23, 2023

By Electronic Delivery

Christian Gormsen

Dear Mr. Gormsen:

As we have discussed, your employment with Eargo, Inc., a Delaware corporation (the “Company”) will terminate, by reason of your voluntary resignation, effective as of June 30, 2023 (the “Separation Date”). The purpose of this letter (the “Agreement”) is to confirm the terms concerning your separation from employment, as follows:

1.
Severance Benefits. In consideration of your acceptance of this Agreement and subject to your meeting in full your obligations under it (including your timely execution and non-revocation of the Release (as defined below)) and your Continuing Obligations, and in full consideration of any rights you may have under the agreement between you and the Company captioned Employment Agreement, dated as of September 25, 2020 (the “Employment Agreement”):

(a)
The Company will pay you $990,000, which equals your salary, at your final base rate of pay, and target annual bonus (the “Severance Payment”), in a single lump sum following the Separation Date. The Severance Payment will be made on the next regular Company payday which is at least five (5) business days following the later of the effective date of the Release or the date it is received by the Company (such date, the “Payment Date”).
(b)
If you are enrolled in the Company’s group medical, dental and/or vision plans on the Separation Date, you may elect to continue your participation and that of your eligible dependents in those plans for a period of time pursuant to the federal law known as “COBRA” or similar applicable state law (together, “COBRA”). You may make such an election whether or not you accept this Agreement. However, if you accept this Agreement and you timely elect to continue your participation and that of your eligible dependents in such plans, the Company will, commencing no earlier than the Payment Date, either pay the full monthly premium costs of your COBRA continuation coverage or reimburse you for such monthly premium costs (in either case, the “Monthly Premium Payment”), until the earliest of (i) the end of the twelve (12) month anniversary of the Separation Date, (ii) the date you and your dependents are no longer entitled to coverage under COBRA or Company plans, and (iii) the date on which you become eligible for comparable replacement coverage under a subsequent employer’s group health plan. Notwithstanding the foregoing, in the event that the Company’s payment of the Monthly

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Premium Payments, as described in this Section would subject the Company to any tax or penalty under Section 105(h) of the Internal Revenue Code of 1986, as amended, the Patient Protection and Affordable Care Act, as amended, any regulations or guidance issued thereunder, or any other applicable law, in each case, as determined by the Company, then the Company will pay you a taxable amount equal to the Monthly Premium Payment for the remainder of the COBRA Period.
2.
Acknowledgement of Full Payment and Withholding.

(a)
You acknowledge and agree that the payments provided under Section 1 of this Agreement are in complete satisfaction of any and all compensation or benefits due to you, including vacation pay, from the Company, whether for services provided to the Company, under the Employment Agreement or otherwise, through the Separation Date and that, except as expressly provided under this Agreement, no further compensation or benefits are owed or will be paid to you. You and the Company hereby waive any notice that may be required from the other party, including pursuant to the Employment Agreement.

(b)
All payments made by the Company under this Agreement shall be reduced by any tax or other amounts required to be withheld by the Company under applicable law and all other lawful deductions authorized by you.

3.
Status of Employee Benefits, Paid Time Off, Expenses, Equity Awards, and Resignations.

(a)
Except for any right you may have to continue your participation and that of your eligible dependents in the Company’s medical, dental, and vision plans under the federal law known as “COBRA” or similar applicable law/COBRA and except as may be provided for in Section 1(b) of this Agreement, your participation in all employee benefit plans of the Company ended as of the Separation Date, in accordance with the terms of those plans. You acknowledge that you will not continue to earn paid time off or other similar benefits after the Separation Date. You will receive information about your COBRA continuation rights under separate cover.

(b)
Within two (2) weeks following the Separation Date, you must submit your final expense reimbursement statement reflecting all business expenses you incurred through the Separation Date, if any, for which you seek reimbursement, and, in accordance with Company policy, reasonable substantiation and documentation for the same. The Company will reimburse you for your authorized and documented expenses within thirty (30) days of receiving such statement pursuant to its regular business practice.

(c)
Your rights and obligations with respect to any equity, whether vested or unvested, as of the Separation Date, shall be governed by the terms of the applicable plan documents and any individual award agreements or requirements applicable to those awards. In consideration of your acceptance of this Agreement and subject to your meeting in full your obligations under it (including your timely execution and non-revocation of the Release) and your Continuing Obligations, notwithstanding anything to the contrary in the applicable plan and/or award agreement, you shall have until the earliest of (i) three (3) years from the

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Separation Date, (ii) the expiration date applicable to the relevant option as set forth in the applicable plan document or individual award agreement or (iii) a Change in Control (as defined in the Eargo, Inc. 2020 Incentive Award Plan, as amended), as applicable, to exercise any vested and outstanding options you hold as of the Separation Date. For the avoidance of doubt, all terms of the applicable plan document and award agreement will continue to apply to all of your vested equity and nothing in this section shall be read to exempt you from any provision thereof.

(d)
Effective as of the Separation Date, you will be deemed to have irrevocably resigned from any and all positions or offices that you held with the Company or any of its Affiliates, without any further action required therefor (collectively, the “Resignations”). The Company, on its own behalf and on behalf of its Affiliates, hereby accepts the Resignations as of the Separation Date, and you agree to sign and return such documents confirming the Resignations as the Company or any of its Affiliates may reasonably require.

4.
Continuing Obligations, Confidentiality and Non-Disparagement.

(a)
You acknowledge that you continue to be bound by your obligations under the Employment Agreement and that certain Confidential Information, Invention Assignment and Arbitration Agreement, dated July 5, 2016 (the “Confidentiality Agreement”), that in each case survive the termination of your employment by necessary implication or the terms thereof (the “Continuing Obligations”).

(b)
Subject to Section 4(d) hereof, you agree that you will not disclose this Agreement or any of its terms or provisions, directly or by implication, until it is publicly filed, except to members of your immediate family and to your legal and tax advisors, and then only on condition that they agree not to further disclose this Agreement or any of its terms or provisions to others. Further, you agree to cooperate with the Company regarding any internal or external communications relating to your transition from the Company.

(c)
Subject to Section 4(d) hereof, you agree that you will never disparage or criticize the Company or its Affiliates (as defined below), or any of their business, management or products or services, and that you will not otherwise do or say anything that could disrupt the good morale of employees of the Company or any of its Affiliates or harm the interests or reputation of the Company or any of its Affiliates. The Company agrees not to disparage or criticize you in authorized corporate communications to third parties. In addition, nothing in this Agreement (i) prevents you from discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that you have reason to believe is unlawful or (ii) prevents you or any authorized representative of the Company from testifying truthfully in any legal or administrative proceeding where such testimony is compelled or requested, or from otherwise complying with applicable legal requirements.

(d)
Nothing in this Agreement limits, restricts or in any other way affects your communicating with any governmental agency or entity, or communicating with any official or staff person of a governmental agency or entity, concerning matters relevant to the government agency or entity.

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(e)
For the purposes of this Agreement, “Affiliates” means all persons and entities directly or indirectly controlling, controlled by or under common control with the Company, where control may be by management authority, equity interest or otherwise.

5.
Return of Company Documents and Other Property. In signing this Agreement, you represent and warrant that you have returned to the Company or will return to the Company on or prior to the Separation Date any and all documents, materials and information (whether in hardcopy, on electronic media or otherwise) related to the business of the Company and its Affiliates (whether present or otherwise), and all keys, access cards, credit cards, computer hardware and software, telephones and telephone-related equipment and all other property of the Company or any of its Affiliates in your possession or control. Further, you represent and warrant that you will not retain following the Separation Date any copy or derivation of any documents, materials or information (whether in hardcopy, on electronic media or otherwise) of the Company or any of its Affiliates. Recognizing that your employment with the Company will terminate as of the Separation Date, you represent and warrant that you will not, following the Separation Date, for any purpose, attempt to access or use any computer or computer network or system of the Company or any of its Affiliates, including without limitation the electronic mail system. Further, you acknowledge that you have disclosed to the Company all passwords necessary or desirable to obtain access to, or that would assist in obtaining access to, all information which you have password-protected on any computer equipment, network or system of the Company or any of its Affiliates.

6.
Employee Cooperation. You agree to cooperate with the Company and its Affiliates hereafter with respect to all matters in connection with any governmental investigation, litigation or regulatory or other proceeding which may have arisen or which may arise following the signing of this Agreement. The Company will reimburse your out-of-pocket expenses incurred in complying with Company requests hereunder, provided such expenses are authorized by the Company in advance.

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7.
Release. You agree to sign the General Release of Claims attached hereto as Exhibit A (the “Release”) no later than twenty-one (21) days following the date hereof (and in no event before the Separation Date). You further agree that a signed and unrevoked Release is an express condition to your receipt and retention of the severance benefits described in Section 1 above.
8.
Payroll Processor. Executive agrees that the compensation provided under this Agreement constitutes an obligation of the Company, and Insperity PEO Services, L.P. (“Insperity”), shall have no obligation to pay the compensation provided for in this Agreement even though payment of the compensation may be processed through Insperity.

9.
Section 409A. All payments and benefits provided under this Agreement are intended to satisfy the requirements for an exemption from application of Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations and other guidance thereunder and any state law of similar effect (“Section 409A”), to the maximum extent that an exemption is available and any ambiguities herein shall be interpreted accordingly.

10.
Miscellaneous.

(a)
This Agreement constitutes the entire agreement between you and the Company, and supersedes all prior and contemporaneous communications, agreements and understandings, whether written or oral, with respect to your employment, its termination and all related matters, excluding only the Continuing Obligations and your rights and obligations with respect to the securities of the Company, all of which shall remain in full force and effect in accordance with their terms.

(b)
If any portion or provision of this Agreement shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law; provided, however, and for the avoidance of doubt, in no event shall the Company be required to provide payments or benefits to you pursuant to Section 1 of this Agreement if all or part of the general release in Exhibit A of this Agreement is held to be invalid or unenforceable.

(c)
This Agreement may not be modified or amended, and no breach shall be deemed to be waived, unless agreed to in writing by you and an expressly authorized representative of the Company. The captions and headings in this Agreement are for convenience only, and in no way define or describe the scope or content of any provision of this Agreement.

(d)
The obligation of the Company to make payments or provide benefits to you or on your behalf under this Agreement, and your right to retain the same, is expressly conditioned upon your continued full performance of your obligations under this Agreement, the Continuing Obligations.

(e)
This is a California contract and shall be governed and construed in accordance with the laws of the State of California, without regard to any conflict of laws

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principles that would result in the application of the laws of another jurisdiction. You agree that any dispute arising out of, connected with, or relating to this Agreement or your employment or other association with the Company or the termination of the same shall be resolved in accordance with the provisions of Section 8(h) of the Employment Agreement; provided, however, that in no event will the arbitration costs incurred by you exceed the cost of filing a complaint in a court of law or equity.

(f)
This Agreement and the Release may be executed in any number of counterparts, any of which may be executed and transmitted by DocuSign, facsimile, electronic mail (including “pdf”), and any other means of electronic transmission complying with the U.S. federal ESIGN Act of 2000, and each of which shall be deemed to be an original, but all of which together shall be deemed to be one and the same instrument.

If the terms of this Agreement are acceptable to you, please sign, date and return it to me no later than the Separation Date. At the time you sign it, this Agreement will take effective as a legally binding agreement between you and the Company on the basis set forth above. The enclosed copy of this letter, which you should also sign and date, is for your records.

Formalities aside, I want to take this opportunity to thank you for all of your efforts on behalf of the Company and to wish you well in your future endeavors.

Sincerely,

EARGO, INC.

By: /s/ Christy La Pierre___________

Name: Christy La Pierre

Title: Chief Legal Officer

Accepted and agreed:

Signature: _/s/ Christian Gormsen___________________________

Christian Gormsen

Date: _23 June 2023_______________________________

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EXHIBIT A

General RELEASE OF CLAIMS

This General Release of Claims (“Release”) is entered into as of the latest date set forth below, between Christian Gormsen (Executive) and Eargo, Inc., a Delaware corporation (the “Company”) and, together with Executive, (the “Parties”), effective eight (8) days after Executive’s signature hereto (the “Effective Date”), unless Executive revokes Executive’s acceptance of this Release as provided in Paragraph 1(c), below.

1.
Executive’s Release of the Company.
(a)
On behalf of Executive and Executive’s heirs and assigns, Executive hereby releases and forever discharges the “Releasees” hereunder, consisting of the Company, Insperity (as defined in the Agreement), and each of the Company’s and Insperity’s owners, affiliates, divisions, predecessors, successors, assigns, agents, directors, officers, partners, employees, and insurers, and all persons acting by, through, under or in concert with them, or any of them, of and from any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liability, claims, demands, damages, loss, cost or expense, of any nature whatsoever, known or unknown, fixed or contingent (hereinafter called “Claims”), which Executive now has or may hereafter have against the Releasees, or any of them, by reason of any matter, cause, or thing whatsoever from the beginning of time to the date hereof, including, without limiting the generality of the foregoing, any Claims arising out of, based upon, or relating to Executive’s hire, employment, remuneration or resignation by the Releasees, or any of them, including Claims arising under federal, state, or local laws relating to employment, Claims of any kind that may be brought in any court or administrative agency, any Claims arising under the Age Discrimination in Employment Act (“ADEA”), 29 U.S.C. § 621, et seq., as amended by the Older Workers Benefit Protection Act; Title VII of the Civil Rights Act of 1964, as amended by the Civil Rights Act of 1991, 42 U.S.C. § 2000 et seq.; the Equal Pay Act, 29 U.S.C. § 206(d); the Civil Rights Act of 1866, 42 U.S.C. § 1981; the Family and Medical Leave Act of 1993, 29 U.S.C. § 2601 et seq.; the Americans with Disabilities Act of 1990, 42 U.S.C. § 12101 et seq.; the False Claims Act, 31 U.S.C. § 3729 et seq.; the Employee Retirement Income Security Act, 29 U.S.C. § 1001 et seq.; the Worker Adjustment and Retraining Notification Act, 29 U.S.C. § 2101 et seq. the Fair Labor Standards Act, 29 U.S.C. § 215 et seq., the Sarbanes-Oxley Act of 2002; the California Labor Code; the employment and civil rights laws of California; Claims for breach of contract; Claims arising in tort, including, without limitation, Claims of wrongful dismissal or discharge, discrimination, harassment, retaliation, fraud, misrepresentation, defamation, libel, infliction of emotional distress, violation of public policy, and/or breach of the implied covenant of good faith and fair dealing; and Claims for damages or other remedies of any sort, including, without limitation, compensatory damages, punitive damages, injunctive relief and attorney’s fees.
(b)
Notwithstanding the generality of the foregoing, Executive does not release the following claims:

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(i)
Claims for unemployment compensation or any state disability insurance benefits pursuant to the terms of applicable state law;
(ii)
Claims for workers’ compensation insurance benefits under the terms of any worker’s compensation insurance policy or fund of the Company;
(iii)
Claims to continued participation in certain of the Company’s group benefit plans pursuant to the terms and conditions of COBRA;
(iv)
Claims to any benefit entitlements vested as the date of Executive’s employment termination, pursuant to written terms of any Company employee benefit plan;
(v)
Claims for indemnification under any indemnification agreement with the Company, the Company’s Bylaws, California Labor Code Section 2802 or any other applicable law; and
(vi)
Executive’s right to file a charge with or participate in any investigation or proceeding conducted by the federal Equal Employment Opportunity Commission or a comparable state or local agency, provided, however, that the Executive hereby agrees to waive his right to recover monetary damages or other individual relief in any such charge, investigation or proceeding or any related complaint or lawsuit filed by Executive or by anyone else on your behalf.
(c)
In accordance with the Older Workers Benefit Protection Act of 1990, Executive has been and is hereby advised of the following:
(i)
Executive has the right to consult with an attorney before signing this Release;
(ii)
Executive has been given at least twenty-one (21) days to consider this Release;
(iii)
Executive has seven (7) days after signing this Release to revoke it, and Executive will not receive the severance benefits provided by Section 1 of the separation agreement to which this Release is attached (the “Separation Agreement”) unless and until such seven (7) day period has expired. If Executive wishes to revoke this Release, Executive must deliver notice of Executive’s revocation in writing, no later than 5:00 p.m. on the seventh (7th) day following Executive’s execution of this Release to Christy La Pierre, Chief Legal Officer; and
(iv)
Executive may not sign this Release prior to the Separation Date.
(d)
EXECUTIVE ACKNOWLEDGES THAT EXECUTIVE HAS BEEN ADVISED OF AND IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:

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“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”

BEING AWARE OF SAID CODE SECTION, EXECUTIVE HEREBY EXPRESSLY WAIVES ANY RIGHTS EXECUTIVE MAY HAVE THEREUNDER, AS WELL AS UNDER ANY OTHER STATUTES OR COMMON LAW PRINCIPLES OF SIMILAR EFFECT.

2.
Executive Representations. Executive represents and warrants that:
(a)
Executive has returned to the Company all Company property in Executive’s possession;
(b)
Executive is not owed wages, commissions, bonuses or other compensation, except as expressly set forth in the Separation Agreement;
(c)
During the course of Executive’s employment Executive did not sustain any injuries for which Executive might be entitled to compensation pursuant to worker’s compensation law or Executive has disclosed any injuries of which Executive is currently, reasonably aware for which Executive might be entitled to compensation pursuant to worker’s compensation law; and
(d)
Executive has not initiated any adversarial proceedings of any kind against the Company or against any Releasee.
3.
Severability. The provisions of this Release are severable. If any provision is held to be invalid or unenforceable, it shall not affect the validity or enforceability of any other provision.
4.
Choice of Law. This Release shall in all respects be governed and construed in accordance with the laws of the State of California, including all matters of construction, validity and performance, without regard to conflicts of law principles.
5.
Integration Clause. This Release and the Separation Agreement, together with the Continuing Obligations and Executive’s rights and obligations with respect to the securities of the Company, contain the Parties’ entire agreement with regard to the separation of Executive’s employment, and supersede and replace any prior agreements as to those matters, whether oral or written. This Release may not be changed or modified, in whole or in part, except by an instrument in writing signed by Executive and a duly authorized representative of the Company.
6.
Intent to be Bound. The Parties have carefully read this Release in its entirety; fully understand and agree to its terms and provisions; and intend and agree that it is final and binding on all Parties.

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IN WITNESS WHEREOF, and intending to be legally bound, the Parties have executed the foregoing on the dates shown below.

EXECUTIVE

/s/ Christian Gormsen____________

Christian Gormsen

Date: _23 June 2023______________

EARGO, INC.

/s/ Christy La Pierre___________

By: Christy La Pierre

Title: Chief Legal Officer

Date: _23 June 2023______________

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